N-CSR Item 12(b) - Exhibits: Certifications

                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Money Market Obligations Trust on behalf of Automated Cash Management Trust, Automated Government Money Trust, Federated Capital Reserves Fund, Federated Government Reserves Fund, Federated Master Trust, Federated Municipal Trust, Federated Short-Term U.S. Government Trust, Government Obligations Fund, Government Obligations Tax-Managed Fund, Liberty U.S. Government Money Market Trust, Liquid Cash Trust, Money Market Management, Money Market Trust, Municipal Obligations Fund, Prime Cash Obligations Fund, Prime Management Obligations Fund, Prime Obligations Fund, Prime Value Obligations Fund, Tax-Free Obligations Fund, Treasury Obligations Fund, Trust for Government Cash Reserves, Trust for Short-Term U.S. Government Securities, Trust for U.S. Treasury Obligations (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended July 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: September 14, 2005

/s/ J. Christopher Donahue

J. Christopher Donahue, President, Principal Executive Officer



Dated: September 14, 2005

/s/ Richard J. Thomas

Richard J. Thomas, Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.